                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Iroquois Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             Marianne R. O'Connor
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------
     (5) Total fee paid:

         ---------------------------------------------------------------------

[_]      Fee paid previously with preliminary materials.

         ---------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         ---------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------------------
     (3) Filing Party:

         ---------------------------------------------------------------------
     (4) Date Filed:

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Notes:

                             IROQUOIS BANCORP, INC.
                               115 Genesee Street
                            Auburn, New York  13021
                                 (315) 252-9521

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 30, 1998

TO THE SHAREHOLDERS OF IROQUOIS BANCORP, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Iroquois Bancorp, Inc. (the "Company"), will be held at the Holiday Inn, 75 North Street, Auburn, New York on Thursday, April 30, 1998 at 10:00 a.m., to consider and vote upon the following matters:

     1. The election of four (4) directors to serve for a term of three (3) years and until their successors have been duly elected and qualified.

     2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998.

     3. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

     The close of business on March 27, 1998 has been fixed as the record date for the determination of shareholders who will be entitled to notice of and to vote at the Annual Meeting.

                              By Order of the Board of Directors

                              /s/ Kathleen A. Manley

                              Kathleen A. Manley, Corporate Secretary

April 1, 1998

THE BOARD OF DIRECTORS REQUESTS THAT YOU MARK, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED.

                             IROQUOIS BANCORP, INC.
                               115 Genesee Street
                            Auburn, New York  13021
                                 (315) 252-9521
                            _______________________

                                PROXY STATEMENT
                            _______________________

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 30, 1998
                    _______________________________________

                       SOLICITATION AND VOTING OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Iroquois Bancorp, Inc. (the "Company") for use in connection with the Annual Meeting of Shareholders to be held April 30, 1998. The matters to be considered and acted upon at such meeting are referred to in the preceding notice and are more fully discussed below. Only if the enclosed proxy card is properly executed and returned to the Company will the shares represented thereby be voted. If no choices are specified on the returned card, the shares will be voted for each of the persons nominated as director and in favor of management's proposals. The proxy may be revoked by written notice to the Company prior to the meeting or by written notice to the Secretary at the meeting at any time prior to being voted. The first date on which this proxy statement and accompanying proxy are being sent to shareholders is on or about April 1, 1998.

     Proxies may be solicited by mail, personal interview, telephone, or telegraph. Directors, officers, and employees of the Company may solicit proxies by any such method without additional compensation. Costs of all proxy solicitation will be paid by the Company, including reimbursement of brokerage firms and other nominees for expenses of forwarding proxy solicitation material to the beneficial owners for whom they held the shares.

     The common stock of the Company is its only class of voting securities and each share of common stock entitles the holder thereof to one vote on all matters to come before the meeting. The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On March 27, 1998, there were 2,392,580 shares of the Company's common stock outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum and in the event there are not sufficient votes, the Annual Meeting may be adjourned.

     Directors shall be elected by a plurality of the eligible votes cast and the ratification of the appointment of independent auditors will be determined by a majority of the eligible votes cast. Abstentions, in person or by proxy, shall be counted toward a quorum, but abstentions under New York law are not deemed to be votes cast and therefore abstentions have no effect on the outcome of the vote, which requires either a plurality or majority of the eligible votes cast, depending upon the proposal. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast.

     All of the items on the agenda for shareholder approval at this Annual Meeting are deemed "discretionary" items upon which brokerage firms may vote in their discretion on behalf of beneficial owners who have not furnished voting instructions within ten days of the Annual Meeting. "Broker non-votes" occur for "non-discretionary" items on which brokers may not vote if beneficial owners have not given instruction by proxy. Broker non-votes, therefore, will not be a factor with respect to any agenda item.

                     STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The table below indicates as of February 1, 1998 the only holders known to the Company to be the beneficial owner of more than 5% of the total 2,388,936 issued and outstanding shares of the Company's common stock.


                                      Amount and Nature           Percent of
                                             of                   Outstanding
       Name and Address               Beneficial Ownership/1/    Common Stock
       ----------------               --------------------       ------------
     The Baird Family                         233,000/2/              9.52%
     c/o Brian D. Baird
     120 Delaware Avenue
     Buffalo, New York 14202

     Iroquois Bancorp, Inc. Employee          192,720/3/              7.88%
     Stock Ownership Plan
     115 Genesee Street
     Auburn, New York 13021

     ------------------------

     /1/ Except as otherwise noted, such beneficial owner has sole voting and investment power with respect to the stock.

     /2/ Such shares are beneficially owned either directly or as trustees or custodians for other family members or as trustees of the Cameron Baird Foundation. The respective beneficial owners have sole investment and voting power with respect to their shares.

     /3/ Such shares are held in trust for the participants in the plan who are the beneficial owners and who direct the voting of their allocated shares in the trust. All unallocated shares in the trust are voted by the independent trustee.

     As of February 1, 1998, no director except Brian Baird and no executive officer of the Company or any subsidiary beneficially owned more than 5% of any class of the Company's outstanding stock. All directors and executive officers as a group (13 persons) beneficially owned 643,046 shares of the Company's common stock, including exercisable options, representing approximately 26.28% of the 2,388,936 outstanding shares of common stock plus 57,800 outstanding exercisable options. Those ownership interests are set forth in the following table.

                                                              Amount and Nature of      Percent Common
       Name                            Positions Held         Beneficial Ownership/1/  Stock Outstanding
       ----                            --------------         ----------------------   -----------------
Joseph P. Ganey                Chairman of the Board                  66,672/2/               2.72%

Richard D. Callahan            President and CEO, Director            54,204/3/               2.22

Brian D. Baird                 Director                              233,000/4/               9.52

John Bisgrove, Jr.             Director                               31,411/5/               1.28

Peter J. Emerson               Director                               58,592/6/               2.39

Arthur A. Karpinski            Director                               23,485                  *

Henry D. Morehouse             Director                               10,041                  *

Richard J. Notebaert, Jr.      Vice President                         15,748                  *

Marianne R. O'Connor           Treasurer and CFO                      27,782/7/               1.14

Edward D. Peterson             Director                                9,232                  *

W. Anthony Shay, Jr.           Vice President                          7,466/8/               *
Lewis E. Springer, II          Director                               64,894                  2.65

All directors and executive
officers as a group (13 persons)                                     643,046/9/              26.28

* less than 1%

--------------------------------

/1/ Except as otherwise noted, each beneficial owner listed has sole voting and investment power with respect to the stock.
/2/  Includes 4,966 shares held jointly with spouse.
/3/ Includes 900 shares held by spouse, and exercisable options to purchase 45,300 shares of common stock.
/4/ Such shares are beneficially owned either directly or as trustees or custodians for other family members or as trustees of the Cameron Baird Foundation. The respective beneficial owners have sole investment and voting power with respect to their shares.
/5/  Includes 266 shares held by spouse.
/6/ Includes 2,000 shares held by spouse, 1,100 shares held by an independent trustee for a child, and 36,000 shares held by the F.L. Emerson Foundation, Inc., of which he is a director and as to which he disclaims beneficial ownership.
/7/ Includes 217 shares held as custodian for minor children, and exercisable options to purchase 6,200 shares of common stock.
/8/  Includes exercisable option to purchase 3,600 shares of common stock.
/9/ Includes 36,510 shares held in the ESOP that have not been awarded or allocated and are therefore voted by the ESOP independent trustee and exercisable options to purchase 57,800 shares.

     The following table sets forth information with respect to the shares of the Company's Floating Rate Cumulative Preferred Stock, Series A (the "Series A Preferred Stock"), which is non-voting stock, beneficially owned by each director and each executive officer named in the Summary Compensation Table on Page 8 and by all directors and officers as a group as of February 1, 1998. As of that date, there were 29,999 shares of the Series A Preferred Stock issued and outstanding.


                                                             Amount and         Percent of
                                                             Nature of          Series A
                                                             Beneficial         Preferred
        Name                             Positions Held      Ownership/1/  Stock Outstanding
        ----                             --------------      ------------  -----------------

Joseph P. Ganey                     Chairman of the Board        100/2/            * %

Arthur A. Karpinski                 Director                     700/3/           2.33

All directors and executive
officers as a group (13 persons)                                 800              2.67

* less than one percent

 -----------------------
/1/ Except as otherwise noted, each beneficial owner listed has sole voting and investment power with respect to the stock.
/2/  All shares held jointly with spouse.
/3/  All shares held by spouse.

     The following table sets forth the information with respect to the shares of the Company's Floating Rate Noncumulative Preferred Stock, Series B (the "Series B Preferred Stock"), which is non-voting stock, beneficially owned by each director and executive officer and by all directors and officers as a group as of February 1, 1998. As of that date there were 18,552 shares of the Series B Preferred Stock issued and outstanding.

                                                        Amount and        Percent of
                                                         Nature of        Series B
                                                         Beneficial       Preferred
         Name                    Positions Held          Ownership/1/  Stock Outstanding
         ----                    --------------          ------------  -----------------

Joseph P. Ganey         Chairman of the Board                 148              * %

Arthur A. Karpinski     Director                              520/2/         2.80

Marianne R. O'Connor    Treasurer and Chief Financial          10/3/           *
                        Officer

All directors and executive
officers as a group (13 persons)                              678            3.65

* less than one percent

---------------------
/1/ Except as otherwise noted, each beneficial owner listed has sole voting and investment power with respect to the stock.
/2/  Includes 500 shares held by spouse.
/3/  All shares as custodian for minor children.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     In accordance with the rules of the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934, as awarded, directors, executive officers, and beneficial owners of 10% or more of the Company's stock must file certain reports of stock ownership and changes of stock ownership. During 1997 James H. Paul, an executive officer at the time, failed to file one report on a timely basis containing a late filing with respect to one transaction. John Bisgrove Jr., a director, failed to file two reports on a timely basis, each containing a late filing relating to one transaction.


                             ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of ten (10) directors, including one vacancy created by the death of former board member William Humes. The Board is divided into a total of three classes, with terms expiring in 1998, 1999, and 2000, with the vacancy in the class whose term expires in 1999. At the Annual Meeting, four (4) directors will be elected for a term of office expiring in 2001 and until the election and qualification of their successors.

     It is intended that, if no contrary specification is made, the persons named on the proxy card will vote for the nominees named below. The Board believes that all of the nominees will be available and able to serve as directors, but if for any reason any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute or substitutes. All nominees for election in 1998 have been previously elected by the shareholders of the Company.

     There is set forth below certain information about the nominees for election to the Board of Directors, as well as about those present directors whose term of office will continue after the meeting. The names of the directors and nominees below represent a full Board of Directors, with one vacancy as described above. Except for Brian D. Baird, Henry D. Morehouse and Edward D. Peterson, all present directors, including the nominees, are also serving as directors of the Company's subsidiary, Cayuga Bank (formerly Cayuga Savings
Bank). Mr. Morehouse and Mr. Peterson also serve on the Board of Directors of the Company's other subsidiary, The Homestead Savings (FA) ("Homestead Savings"). Pursuant to an arrangement between the Company and Homestead Savings at the time Homestead Savings was acquired, the Company undertook to maintain two positions on its Board of Directors for representation by Homestead Savings. Cayuga Bank and Homestead Savings are currently the only subsidiaries of the Company (also referred to as "member banks").

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR ELECTION AS DIRECTORS.

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS OF OFFICE EXPIRING IN 2001:
------------------------------------------------------------------------

PETER J. EMERSON, age 57, a director of Cayuga Bank since 1971, is a Director of the F.L. Emerson Foundation, Inc., a charitable foundation, where he also served as President until June, 1997.

JOSEPH P. GANEY, age 74, a director of Cayuga Bank since 1974, was named Chairman of the Board of Cayuga Savings Bank in 1985, and remains as Chairman of the Board of the Company as well. Having served as Chief Executive Officer since 1976, he retired at the end of 1988. Before joining Cayuga Savings Bank as Executive Vice President in 1971, Mr. Ganey had 29 years of banking experience.

EDWARD D. PETERSON, age 63, a director of the Homestead Savings since 1978, became a director of Iroquois in 1996, having been elected by the board in 1996 to fill the vacancy arising from the retirement of Russel C. Fielding. Mr. Peterson is retired from General Electric Corporation, where he served for 34 years in a number of positions, including Manager of Employee and Community Relations for Aerospace Electronic Systems and the Aerospace Operations Departments.

LEWIS E. SPRINGER II, age 59, a director of Cayuga Bank since January, 1987, has been President of Creative Electric, Inc. since 1967 and Chairman of its subsidiary, Andersen Laboratories, since 1989. Both companies manufacture electronic components for guidance systems and other applications.



PRESENT DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN 1999:
-------------------------------------------------------

ARTHUR A. KARPINSKI, age 69, a director of Cayuga Bank since 1969, is now retired from the practice of periodontics.

HENRY D. MOREHOUSE, age 68, a director of the Homestead Savings since 1968, is the owner of
Morehouse Appliances, a retail appliance business, where he has been employed since 1942.



PRESENT DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN 2000:
-------------------------------------------------------

BRIAN D. BAIRD, age 47, became a director on July 1, 1990, through an expansion of the Board, and was thereafter elected by the shareholders at the Company's next Annual Meeting. He is an attorney with the law firm of Kavinoky and Cook in Buffalo, New York, where he has practiced law since 1983.

JOHN BISGROVE, JR., age 58, a director of Cayuga Bank since 1978, is the owner and President of Sunrise Farms with business activity in cattle breeding, horses and related interests.

RICHARD D. CALLAHAN, age 55, became a director of Iroquois and Cayuga Bank in 1994 after his appointment as Chief Executive Officer and President of both the Company and Cayuga Savings. Prior to joining Iroquois, he was Regional Executive Vice President, Regional President, and Senior Executive Vice President of Operations and Marketing, in that order, for Marine Midland Bank from 1983 to 1993, after 18 years of prior banking experience.

     There are no family relationships between any director, executive officer, or any person nominated or chosen by the Board to become a director or executive officer.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors held 4 regular quarterly meetings during 1997, and all of the directors attended more than 75% of the aggregate of the total number of Board meetings and meetings of committees of the Board on which they served except Mr. Bisgrove, whose absences were excused for good cause. The Board of Directors currently has three standing committees: Executive, Audit, and Nominating/Personnel. The Chairman of the Board is a member ex-officio, with vote, of all committees. The principal responsibilities of the standing committees, the number of meetings held during 1997, and the present committee members are set forth below.

     Executive Committee: The Executive Committee is authorized to exercise the powers of the Board of Directors to take action between regular meetings of the Board. This Committee met 2 times during 1997. The Committee presently consists of 5 appointed members with Mr. Bisgrove as chairperson, Messrs. Baird, Callahan, Morehouse and Springer as appointed members and Mr. Ganey ex-officio.

     Audit Committee: The Audit Committee examines and reviews the accounting, reporting, and financial practices of the Company. The Committee also receives reports of the Company's independent auditors, and reviews and approves all non-audit services performed by the independent auditors. During 1997, the Committee met 3 times. This Committee presently consists of 4 appointed members, with Mr. Emerson as chairperson, Messrs. Karpinski, Morehouse and Peterson as appointed members, and Mr. Ganey ex-officio.

     Nominating/Personnel Committee: The Nominating/Personnel Committee reviews the qualifications of candidates for the Board and recommends a slate of nominees for election at the annual meeting of shareholders, as well as considers nominees recommended by shareholders on the same basis as other persons considered provided such names are submitted in sufficient time for the Committee to review the potential candidate's qualifications. The Committee is also responsible for Company policy regarding general management and human resource matters, including compensation. During 1997, this Committee met 5 times. The Committee presently consists of 5 appointed members, with Mr. Springer as chairperson, Messrs. Baird, Bisgrove, Callahan and Peterson as
appointed members, and Mr. Ganey ex-officio.   With the exception of Mr.
Callahan, the Nominating/Personnel Committee members serve as the Board's compensation committee and have been designated the Stock Option Committee to administer the Company's 1996 Stock Option Plan.

DIRECTOR COMPENSATION

     The Company compensates its non-employee directors $1,600 per year in cash for service on the Board of the Company. Directors who reside beyond a 50 mile radius of the Company's principal office also receive reimbursement for travel expenses, and all directors receive a fee of $150 for each committee meeting attended, with the chairperson presiding at each committee meeting receiving $175. Directors who serve on the boards of member bank subsidiaries also receive compensation for such service from the subsidiary in accordance with policy set by its board of directors.

          The Company maintains a Stock Incentive Program to provide financial incentives for directors to increase stock ownership and strengthen their commitment to the Company's success. The Program is also consistent with the Company's policy that now requires a minimum level of stock ownership by directors. Under the Program, each director who purchases shares of common stock of the Company may be reimbursed up to $5,000 of the cost of the shares purchased during any year.

     The Company also maintains a Chairman's Stock Award Program, established in 1989 to award shares of common stock to the Company's Chairman over a period of time. During 1997, 2,400 shares were distributed for the account of the Chairman of the Board. The Chairman's Stock Award Program terminates effective January 1, 1999.

INSURANCE

     As authorized by law and its Bylaws, the Company maintains insurance for itself and subsidiaries to indemnify directors and officers. It has obtained insurance from Executive Risk Indemnity, Inc, of Simsbury, Connecticut insuring the Company and its subsidiaries against any obligation incurred as a result of indemnification of their directors and officers and insuring such persons for liabilities for which they may not be indemnified. This insurance policy has a three-year term expiring November 1, 2000, with coverage of $5,000,000 aggregate annual limitation. As of this date, no sums have been paid under this policy. The current annual premium is $28,440.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table on the following page shows, for the three years ended December 31, 1997, the cash compensation paid to the Company's chief executive officer and other executive officers of the Company who received total compensation in excess of $100,000. As explained in the Report on Executive Compensation below, this compensation is paid by the subsidiary for which each individual also serves in an executive capacity.


                                      Annual Compensation                      Long Term Compensation
                              ------------------------------------        --------------------------------
                                                                                   Awards          Payouts
                                                                           -------------------     -------
                                                            Other
                                                            Annual         Restricted                           All Other
                                                           Compen-          Stock       Options      LTIP       Compen-
Name and                               Salary    Bonus      sation         Awards         SARs      Payouts       sation
Principal Position             Year      ($)      ($)        ($)            ($)           (#)         ($)          ($)
----------------------------  -------    ---      ---        ---            ---           ---         ---          ---

Richard D. Callahan,           1997    211,000   80,412      5,000           --         10,700        --        15,942/1/
CEO                            1996    195,000   43,366      5,000           --         13,900        --        15,630
                               1995    181,000   47,965      5,000           --         17,800        --        14,542

Richard J. Notebaert, Jr.,     1997    121,000   32,501      5,000           --          3,200        --        19,387/2/
Vice President                 1996    111,000   27,872      5,000           --          4,900        --        16,747
                               1995    105,000   16,916      5,000           --          7,200        --        14,901

Marianne R. O'Connor,          1997    100,800   31,006      5,000           --          2,800        --        12,334/3/
CFO                            1996     96,000   16,550      3,242           --          4,300        --        11,832
                               1995     91,000   19,356      3,823           --          6,200        --         9,494

W. Anthony Shay, Jr.,          1997     85,300   19,380      5,000           --          1,300        --         9,113/4/
Vice President                 1996     79,000    7,252      5,000           --          2,300        --         8,388
                               1995     61,731   11,018     35,453/5/        --          3,600        --            --


---------------------------------------
/1/  This amount reflects 3 components:

     (a) $6,365 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary based formula for all employees.
     (b) $4,750 for the employer matching contributions on behalf of this employee for participation in the Company's 401(k) Savings Plan.
     (c) $4,827 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.
/2/  This amount reflects 3 components:
     (a) $10,242 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary-based formula for all employees.
     (b) $4,367 for the employer matching contribution on behalf of this employee for participation in the Company's 401(k) Savings Plan.
     (c) $4,778 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.
/3/  This amount reflects 3 components:
     (a) $4,483 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary-based formula for all employees.
     (b) $4,159 for the employer matching contribution on behalf of this employee for participation in the Company's 401(k) Savings Plan.
     (c) $3,692 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.
/4/  This amount reflects 3 components:
     (a) $3,243 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary-based formula for all employees.
     (b) $2,927 for the employer matching contribution on behalf of this employee for participation in the Company's 401(k) Savings Plan.
     (c) $2,943 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.
/5/  This amount reflects 2 components:
     (a)  $10,000 signing bonus.
     (b)  $25,453 reimbursable moving expenses.

Option/SAR Grants Table

         During 1997, the Company granted options pursuant to the Company's 1996 Stock Option Plan. The Table below shows the relevant information pertaining to the grant of options during 1997.


                     Option/SAR Grants in Last Fiscal Year
                     -------------------------------------

                                                                                                  Potential Realizable
                                                                                                   Value at Assumed
                                                                                                 Annual Rates of Stock
                                                                                                   Price Appreciation
                                    Individual Grants                                               for Option Term
                                    -----------------                                            --------------------
-------------------------------------------------------------------------------------------      --------------------
         (a)                    (b)               (c)             (d)            (e)             (f)          (g)
                                             % of Total
                                               Options/
                               Options/         SARs
                                SARs         Granted to      Exercise or
                              Granted       Employees in      Base Price      Expiration         5%          10%
    Name                        (#)          Fiscal Year        ($/Sh)           Date           ($)          ($)
    ----                        ---          ----------         -----            ----           ---          ---
Richard D. Callahan,          10,700           39.8%            17.20          1/29/04         77,55        178,251
CEO

Richard J. Notebaert, Jr.,     3,200           11.9%            17.20          1/29/04         23,19         53,309
Vice President

Marianne R. O'Connor,          2,800           10.4%            17.20          1/29/04         20,29         46,645
CFO

W. Anthony Shay, Jr.,          1,300            4.8%            17.20          1/29/04           9,4         21,657
Vice President


Aggregated Option/SAR Exercises and Values

         The Table below shows for all officers named in the Summary Compensation Table above the total number of options exercised during 1997 and unexercised options held as of December 31, 1997.

              Aggregated Option/SAR Exercises in Last Fiscal Year
              ---------------------------------------------------
                         and FY-End Option/SAR Values
                         ----------------------------

         (a)                    (b)                  (c)                (d)                       (e)
                                                                                                 Value
                                                                      Number of                  Unexercised
                                                                      Unexercised                In-the-Money
                                                                      Options/SARs at            Options/SARs at
                      Shares Acquired                                 FY-End (#)                 FY-End ($)
                      on Exercise             Value Realized          Exercisable/               Exercisable/
    Name                     (#)                     ($)              Unexercisable              Unexercisable
----------------------------------------------------------------------------------------------------------------
Richard D. Callahan,             0                      0                45,300                   698,860
CEO                                                                  exercisable                exercisable
                                                                         24,600                   236,045
                                                                    unexercisable              unexercisable

Richard J. Notebaert, Jr.,     7,200                 92,340                0                          0
Vice President                                                       exercisable                exercisable
                                                                          8,100                    78,320
                                                                    unexercisable              unexercisable

Marianne R. O'Connor,            0                      0                 6,200                    81,065
CFO                                                                  exercisable                exercisable
                                                                          7,100                    68,660
                                                                    unexercisable              unexercisable

W. Anthony Shay, Jr.,            0                      0                 3,600                    47,070
Vice President                                                       exercisable                exercisable
                                                                          3,600                    35,035
                                                                    unexercisable              unexercisable

Employment Contracts

         The Company is a party to employment agreements with the named executive officers shown in the Summary Compensation Table on page 9 and certain officers who do not appear in the Table. These employment agreements are effective for a term of one year, subject to renewal by the Company. Compensation under these agreements remains a primary obligation of the subsidiary for whom the named executive also serves in an executive capacity. The Company may in the future agree to become the primary obligor if the officer's duties for the Company are expanded sufficiently to warrant a change in the primary compensation obligation.

         Mr. Callahan has an employment agreement with both the Company, as President and Chief Executive Officer, and with Cayuga Bank, for which he also serves as President and Chief Executive Officer. Mr. Callahan's employment agreement with the Company and Cayuga Bank fixed annual base compensation for 1998 in the amount of $223,700. Mr. Notebaert has an employment agreement with the Company, as

Vice President, and Homestead Savings for which he serves as President and Chief Executive Officer. Mr. Notebaert's agreement provides for 1998 annual compensation in the amount of $127,000.

  These employment agreements with Messrs. Callahan and Notebaert contain a severance provision that allows for a cash payment in the amount of two (2) times the executive's annual base salary plus target annual incentive for the year in which termination occurs and the two years immediately preceding the year of termination, divided by three. The severance provision applies only to termination by the Company or its subsidiary without cause.

  The employment agreements with Messrs. Callahan and Notebaert also contain a provision regarding a change of control of the Company. Under these agreements "change of control" occurs if (i) any "person", including a "group" as determined in accordance with the Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of Iroquois representing 20% or more of the combined voting power of the then outstanding securities of Iroquois; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of Iroquois before the Transaction shall cease to constitute a majority of the board of directors of Iroquois or any successor of Iroquois, (iii) Iroquois is merged or consolidated with another corporation and as a result of the merger or consolidation less than 80% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of Iroquois, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of Iroquois representing 20% or more of the combined voting power of Iroquois' then outstanding voting securities; or (v) Iroquois transfers substantially all of its assets to another corporation which is not controlled by Iroquois. If employment is terminated for any reason within 24 months following a change of control, the executive will receive a lump-sum cash payment of 2.99 times base salary and the average annual incentive.

  Ms. O'Connor's employment agreement with the Company and Cayuga Bank, where she also serves as Treasurer and Chief Financial Officer, provides for 1998 annual compensation in the amount of $105,000. Mr. Shay's employment agreement with the Company and Cayuga Bank, where he also serves as Vice President of Operations, provides for 1998 annual compensation in the amount of $90,400. The employment agreement with Ms. O'Connor, Mr. Shay and other officers (except as described above) contain a severance provision that allows for a cash payment in the amount of the officer's annual base salary plus target annual incentive for the year in which termination occurs and the two years immediately preceding the year of termination, divided by three. The severance provision applies only to termination by the Company or its subsidiary without cause. These employment agreements also contain a provision regarding a change of control of the Company (as defined above). If the officer's employment is (i) terminated involuntarily for any reason other than death, disability, or just cause or constructively terminated for good reason during the 24-month period following a change of control, or, (ii) terminated voluntarily by the executive during the 30-day period beginning on the first anniversary of the change of control, the officer will receive a lump-sum cash payment of 2.99 times base salary and the average annual incentive.

  James H. Paul, formerly Executive Vice President of the Company and Cayuga Bank, has entered into a separate agreement that provides for continuation of his current base salary and certain fringe benefits through December 31, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Joseph P. Ganey, Chairman of the Board of Directors of the Company and a member of its Compensation Committee, served as Acting President and Chief Executive Officer from the time that office became vacant in November, 1993 through May, 1994, when Richard D. Callahan was appointed. Mr. Ganey also served as President and Chief Executive Officer of Cayuga Savings Bank, as predecessor to the Company from 1976 through 1988, when he retired from active employment.

REPORT ON EXECUTIVE COMPENSATION

OVERALL COMPENSATION POLICY

  1997 was the Company's second full year under the Company's executive compensation strategy recently developed to place greater emphasis on the incentive and equity components of compensation than had been utilized under past compensation policy. The current compensation policy recognizes that the chief executive officer (CEO) and other executive officers should, as all employees, have both appropriate financial rewards and incentives to encourage long term commitment and high quality performance. The compensation policy also serves as a guide for the ongoing development and improvement of company-wide procedures and programs relating to compensation that are consistent among the different entities within the Iroquois family. The executive compensation strategy now being relied on was designed to further the Company's key business objectives and incorporate consideration of current market data relating to compensation levels for executives at comparable companies. The strategy relies on four elements of compensation:

     . Base salary levels that are targeted below the relevant comparable market to emphasize the pay for performance strategy and to preserve effective management of fixed costs.

     . Annual incentive compensation that (a) offers awards ranging from at to above comparable annual incentives in the relevant market for executive performance that exceeds quantitative targets of financial and operational results and (b) mimimizes awards for executive performance which only meets plan targets.

     . Equity compensation to align executives' interests with shareholder values.

     . Benefits tied to market for comparable positions in comparable companies in the same industry group.

     When these four elements are integrated into the Company's compensation programs, the result is an effective strategy that has the following characteristics:

     . Balanced reinforcement of decision making for short term and long term corporate objectives.

     . Total executive compensation within the range for the same industry category and for comparably sized companies to ensure compensation remains comparable and competitive for the relevant market.

The Company believes that this approach to total compensation for executives will attract, retain, and motivate executives and will promote results for shareholders. The following sections summarize the analysis and recommendations of the Company's Compensation Committee for executive compensation during 1997.

BASE SALARY

EXECUTIVE OFFICERS COMPENSATION. The determination of base salary for executive officers relies on three components: market information, performance and relevant experience. In accordance with the Company's compensation strategy, information from the Company's independent consultant on the ranges of salaries for executive officers at companies of similar size in the same industry group were reduced by 10% to establish a below market base salary range for executive officers. Each individual executive officer was then evaluated based upon performance and experience and base salary compensation was awarded within the established range. Base salaries for executive officers were established by the chief executive officer or the appropriate member bank Board in this manner. The Committee then reviewed the analysis and base salary recommendations and concluded they were consistent with the base salary element of the Company's overall compensation strategy.

CEO COMPENSATION. Mr. Callahan's base salary was determined directly by the Committee based upon the market information and performance criteria method that was applied to all executive officers as described above. A base salary range was derived from specific market information on chief executive officer salaries at companies within the financial services industry and of similar asset size to Iroquois. Mr. Callahan's base salary was then fixed within that range, taking into consideration his performance during the previous year. Consideration of the level of Mr. Callahan's experience has become less relevant to the determination of base salary now that the chief executive has had a sufficient period of time in the employ of the Company for the evaluation of his actual performance to be meaningful.


ANNUAL INCENTIVE COMPENSATION

EXECUTIVE OFFICERS COMPENSATION. Annual incentive compensation during 1997 was used to reward executives upon achievement of key operating and financial results. The Company's 1997 incentive awards were made to executives for the achievement of both their subsidiary bank and individual performance goals, where the weight allocated between the performance achieved for those two elements varied, with greater weight attached to overall bank performance for higher levels of responsibility. Overall bank performance was determined according to net income. Under the Annual Management Incentive Plan, the executives were awarded for performance within a range of 20% to38% of base salary based on the level of achievement of the established performance goals. Targeted incentive award percentages under the Annual Management Incentive Plan were established based on market information provided by the Company's independent consultant for companies of similar size and in the same industry group.

     Incentive compensation once again played a critical role in the Company's effort to reinforce the pay for performance goal by placing a portion of the executive's compensation for the year at risk if either Company or individual performance goals were not achieved.

CEO COMPENSATION. Annual incentive compensation was awarded to Mr. Callahan during 1997 under the Company's Annual Management Incentive Plan described above based upon his individual performance and the performance of Cayuga Bank, for which he also serves as Chief Executive Officer. The Committee determined that no additional incentive compensation was necessary for holding company responsibilities independent of the subsidiary, which comprises the Company's primary asset and operations. This determination is consistent with the Company's compensation philosophy that compensation be paid and primary performance be measured at the operating subsidiary level until the size and complexity of the holding company indicates a change is appropriate.


EQUITY BASED INCENTIVE COMPENSATION

     Equity based compensation was once again utilized in 1997 to provide balance to the short term pay for performance strategy achieved through annual incentive compensation described above. Awards for 1997 were granted in the form of stock options under the Company's 1996 Stock Option Plan. Options were awarded to top management as determined by the Stock Option Committee as contemplated by the terms of the 1996 Stock Option Plan. The option award allocations made in 1997 were based on each executive's level within the Company as well as the return on equity (ROE) of the Company attained for 1996. The multiple factor was derived from market level long-term incentive opportunities within similar sized financial institutions. Options granted in 1997 vest after two years and expire if not exercised within their term of seven years.

     The Company believes this component of compensation was essential in order to reinforce the Company's long-term goal of increasing shareholder value, and was successful because equity interests align executives' interests more closely with those of the shareholders.

     IROQUOIS BANCORP, INC.
     COMPENSATION COMMITTEE


     Lewis E. Springer II, Chairperson
     Brian D. Baird
     John Bisgrove, Jr.
     Joseph P. Ganey
     Edward D. Peterson

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its common stock to (a) the cumulative return of the Nasdaq Stock Market (US Companies) index and to (b) the cumulative return of the Nasdaq Bank Stocks index. The graph and tabular explanation of the graph assume that $100 was invested on December 31, 1992 in each of Iroquois common stock, the Nasdaq Stock Market (US Companies) Index and the Nasdaq Stock Market Bank Stocks Index, and that all dividends were reinvested. The data was furnished by the Center for Research in Security Prices (CRSP).

Graphical Representation of the following data:

--------------------------------------------------------------------------------
                                    1992     1993    1994     1995   1996   1997
--------------------------------------------------------------------------------
Iroquois Bancorp
Inc.                               $100.0   147.8   147.2    243.2   310.0 477.1
--------------------------------------------------------------------------------
Nasdag Stock
Market (National Market-
US Companies                       $100.0   114.8   112.2    158.7   195.2 239.5
--------------------------------------------------------------------------------
Nasdaq Bank                        $100.0   114.0   113.6    169.2   223.4 377.4
Stocks
--------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

     From time to time, Cayuga Bank and The Homestead Savings (FA) make loans to their directors and officers and those of the Company, as well as to other companies and businesses with which directors of the Company and its subsidiaries may be affiliated. Included are loans that may be secured by a mortgage on the officer's or director's primary residence. All loans to directors and executive officers and to any affiliated business are specifically approved in writing by the lending institution's Board of Directors, and are made on substantially the same terms, including interest rates and collateral, as those for comparable transactions with other persons prevailing at the time, and do not involve more than the normal risk of collectability or present other unfavorable features.

                        -------------------------------


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of KPMG Peat Marwick LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1998, subject to ratification of such appointment by the shareholders of the Company. KPMG Peat Marwick LLP, and its predecessors, have served as auditors of Cayuga Bank and the Company for more than 24 years. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                        -------------------------------

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     All proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at the address on the cover of this proxy statement no later than December 2, 1998 in order to be included in the proxy statement and form of proxy for the 1999 Annual Meeting. All such proposals shall be subject to the requirements of the Securities and Exchange Commission adopted under the Securities Act of 1934, as amended.

                                 OTHER MATTERS

     As of this date, the Board of Directors does not know of any business to be brought before the Annual Meeting other than as specified above. If any other matters properly come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

     A copy of the Annual Report to Shareholders of the Company containing consolidated financial statements prepared in conformity with generally accepted accounting principles for the year ended December 31, 1997 accompany this proxy statement being mailed to shareholders and is incorporated by reference, and made a part of this proxy statement. Additional copies of the Annual Report to Shareholders may be obtained without charge from the Secretary of the Company, 115 Genesee Street, Auburn, New York 13021.


         By Order of the Board of Directors

         /s/ Kathleen A. Manley

         Kathleen A. Manley, Corporate Secretary




Auburn, New York
April 1, 1998

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY RECORD HOLDER OR BENEFICIAL OWNER OF ITS COMMON STOCK AT ANY TIME AFTER MARCH 30, 1998 A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K. WRITTEN REQUESTS SHOULD BE DIRECTED TO IROQUOIS BANCORP, INC., TO THE ATTENTION OF KATHLEEN A. MANLEY, 115 GENESEE STREET, AUBURN, NEW YORK 13021.

                                                     APPENDIX TO PROXY STATEMENT

REVOCABLE
 PROXY                       IROQUOIS BANCORP, INC.
                                 COMMON STOCK

                 ANNUAL MEETING OF SHAREHOLDERS APRIL 30, 1998

          The undersigned holder of common stock of Iroquois Bancorp, Inc. hereby appoints Marianne R. O'Connor and Anthony Franceschelli and each of them his/her attorneys, agents and proxies to represent the undersigned and to vote and act upon the shares of common stock standing in the name of the undersigned which he/she would be entitled to vote if personally present, as specified below, at the Annual Meeting of Shareholders to be held on Thursday, April 30, 1998 at 10:00 a.m. or at any adjournment thereof, with full power of substitution and revocation.

                                     BALLOT

1.  ELECTION OF DIRECTORS FOR THREE YEAR TERMS EXPIRING IN 2001

    [ ]  FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote
         (except as marked to the               for all nominees listed below
         contrary below)

Class of 1998: Peter J. Emerson; Joseph P. Ganey; Edward D. Peterson; Lewis E. Springer II (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

   ------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS
     [ ]  FOR            [ ]  AGAINST         [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                      (Signature on reverse side required)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE OF THIS CARD. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2.

                              Date: ___________________________________

                              Signed __________________________________
                              (Name of shareholder should be signed exactly as it appears to the left) Please mark, sign, date and return this proxy card promptly in the enclosed postpaid envelope. This will save your Company the cost of a follow-up solicitation.

Do you plan to attend the meeting?  ____ YES    ____ NO